Exhibit 31(d)

TXU CORP.

Certificate Pursuant to Section 302

of Sarbanes-Oxley Act of 2002

CERTIFICATION OF CFO

I, David A. Campbell, certify that:

1.	I have reviewed this annual report on Form 10-K/A of TXU Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007

/s/ David A. Campbell
Signature:	David A. Campbell
Title:	Executive Vice President and Chief Financial Officer